Exhibit 99.1

Business Update from Lior Tal, CEO at Cyngn Inc.

MENLO PARK, Calif., April, 18, 2024 – Cyngn Inc. (the “Company” or “Cyngn”) (Nasdaq: CYN).

Dear Shareholders, Customers, and Partners,

I want to take this opportunity to put some of the recent press releases and milestones we announced in context and to provide an update on the progress we’ve made both operationally and technologically to accelerate revenues and position Cyngn for success.

Market Opportunity

Based on the number of relevant material handling vehicles sold per year (including forklifts) and DriveMod’s retrofit capabilities, we identify a potential install base of >3.75 million vehicles globally. Given the cost of labor required to operate these vehicles in different geographies, we estimate an attractive market opportunity of over $268B.

This estimate takes into account our Enterprise Autonomy Suite (EAS) providing savings to customers relative to the fully burdened cost of vehicle operators. We believe the costs and difficulties associated with hiring and retaining material handling employees are proving to be a persistent issue for corporations, and many companies have outlined strategic initiatives to get their employees away from the vicinity of vehicles that move hazardous, heavy loads — especially forklifts.

Selling to Enterprises

Generating revenues is our primary focus as a company. Industrial sales cycles are long and onerous, which is especially true given the novel technology we are bringing to market for safety-critical applications. We’ve found that customers that are buying automated vehicle technology tend to follow a few typical steps, which we’ve simplified and applied our own terminology to:

1.	On-site Demonstration (not integrated into customer operations) or Initial Deployment (integrated into customer operations)

2.	Vendor onboarding, cross-functional approvals, and procurement

3.	Pilot Purchase (1-3 vehicles to justify a potential scale up)

4.	Fleet Purchase (saturate the use case that has been piloted successfully)

5.	Enterprise Purchase (saturate sites and use cases across the organization)

The burden of proof to advance through this cycle tends to be higher for larger customers with larger opportunities. For example, we are now working on transitioning this previously announced Fortune 100 customer to Fleet Purchase. It has taken about a year to get the customer to this point, but the opportunity to scale with customers of this magnitude is significant and justifies the effort. We are excited to share the name of this customer, but we are still being held to confidentiality for competitive reasons. We hope to be able to share more in the not-too-distant future.

Looking at the steps above, I’d like to highlight that Pilot Purchase is when customers purchase DriveMod vehicles with multi-year EAS contracts. While we do expect relatively high conversion rates after On-site Demo or Initial Deployment, given our confidence in our products and the pre-sales groundwork required to even reach this stage, we want to be transparent that some On-site Demos and Initial Deployments will not result in purchases.

We have worked on codifying the sales process so that we can find opportunities to streamline it and speed up new business acquisition. Our efforts include:

●	Bolstering our inside sales team and prospecting tools to increase outbound lead generation

●	Continually improving our marketing strategies to increase the volume and quality of our inbound lead generation

●	Templatizing everything from customer site assessments to on-site vehicle demo scripts in order to qualify and convert high-win-percentage customers

●	Hiring experienced senior account executives to close contracts

These efforts have produced some key improvements to our sales pipeline when looking back at 2023 vs 2022: we sourced 4x as many opportunities, and we reduced the time required for technical validation to commit to On-site Demos and Initial Deployments from weeks to days.

Looking forward, we are focused on opening new distribution and sales channels, especially with key OEM and system integrator partners that we’ve announced like Motrec, BYD, and RobotLAB. We ultimately expect that leveraging the strengths of our partners in these existing distributor and service networks could be the most fruitful avenues to Cyngn sourcing new business while enabling us to remain lean as a software company with scalable products.

Investment in Our People and Tools

Two major factors have proven to be paramount in our sales enablement: the people and the tools that we use internally to deploy DriveMod vehicles.

Over the past year, we’ve roughly tripled our team size across sales, marketing, and customer success. We are filling the sales pipeline and working more deals than we ever have before. At its core, Cyngn is a technology company, so our R&D team makes up the majority of our headcount. We have continued to expand our R&D teams based on the needs of the product, and we have been particularly successful in hiring top talent in cutting-edge fields like artificial intelligence (AI) and robotics. This R&D expansion has enabled us to improve our own deployment tools and underlying technology, which in turn improves our ability to sell.

On the tools front, we have released upgrades throughout our mapping and localization systems that are particularly impactful to our customer acquisition capability because building a map is the first gating step in getting DriveMod vehicles up and running at customer sites. We released a next generation map editing tool, introduced an automated map building feature that generates maps from manual drives, and enabled maps to be built remotely at the location of vehicles to eliminate delays and costs from large data uploads to the cloud.

The impressive results of these advancements are exemplified by the fact that we were able to launch our initial deployment at Rivian’s large facility after just one week, and we can now perform fully autonomous on-site demos at customer facilities within days of a vehicle arriving. These capabilities have significantly reduced our customer acquisition costs and increased the utilization of both our people and vehicle resources to enable us to advance more customers through the late stages of our sales process.

Finally, we remain committed to developing state of the art technology as demonstrated by the recent notice of allowance for our 20th patent. Our collaboration with Nvidia ensures that we remain at the forefront of AI, and we look forward to sharing additional developments soon.

Moving Forward Together

I am committed to creating shareholder value and to providing you with news when I can. We work with our customers to share as much information as possible on the exciting progress we’re making during our collaborations. We are getting the most traction in automotive, heavy manufacturing, and defense, which are domains that tend to have large enterprises that remain secretive about their technological advancements. Therefore, it is not uncommon that some of our customers insist on confidentiality and do not allow us to report any details, especially considering the competitive advantage that can be derived from automation. We recently removed a press release about an initial deployment from sites that we were able to due to a miscommunication between us and the customer, but the facts that were reported remain true. We aim to work with them towards sharing details when appropriate.

Still, exciting outcomes like the one we had with Arauco give us confidence that we will be able to provide meaningful updates with some impressive brands. The 100 DriveMod Forklift pre-order that we reported last year was a major achievement that resulted from months of cutting-edge work with a great partner towards a significant business opportunity. We are now ramping up production of the DriveMod Tugger, which will enable us to shift our R&D focus to commercialization of the DriveMod Forklift — with forklifts serving as the vehicle type that represents the lion’s share of the market opportunity we outlined.

I am excited by the opportunity that lies ahead. I want to congratulate the hard work of our team at Cyngn, and I want to thank the investors, customers, and partners that have given us support throughout the years.

Best regards,

Lior Tal

About Cyngn

Cyngn develops and deploys scalable, differentiated autonomous vehicle technology for industrial organizations. Cyngn’s self-driving solutions allow existing workforces to increase productivity and efficiency. The Company addresses significant challenges facing industrial organizations today, such as labor shortages, costly safety incidents, and increased consumer demand for eCommerce.

Cyngn’s DriveMod Kit can be installed on new industrial vehicles at end of line or via retrofit, empowering customers to seamlessly adopt self-driving technology into their operations without high upfront costs or the need to completely replace existing vehicle investments.

Cyngn’s flagship product, its Enterprise Autonomy Suite, includes DriveMod (autonomous vehicle system), Cyngn Insight (customer-facing suite of AV fleet management, teleoperation, and analytics tools), and Cyngn Evolve (internal toolkit that enables Cyngn to leverage data from the field for artificial intelligence, simulation, and modeling).

Find Cyngn on:

●	Website: https://cyngn.com

●	Twitter: https://twitter.com/cyngn

●	LinkedIn: https://www.linkedin.com/company/cyngn

●	YouTube: https://www.youtube.com/@cyngnhq

Investor/Media Contact: Investors@cyngn.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to,” “potential,” “promising,” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s annual report on Form 10-K filed with the SEC on March 7, 2024 and in our other filings with the SEC. Readers are cautioned that it is not possible to predict or identify all the risks, uncertainties and other factors that may affect future results. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cyngn undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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